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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 filed on Form S-2 to the Registration Statement on Form S-3 of Cambridge Heart, Inc. of our report dated March 25, 2004 relating to the financial statements, which appears in Cambridge Heart, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
May 14, 2004

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  EXHIBIT 23.1